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                                                                     EXHIBIT 5.1


                         STRADLING YOCCA CARLSON & RAUTH
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      660 Newport Center Drive, Suite 1600
                          Newport Beach, CA 92660-6422
                            TELEPHONE (949) 725-4000
                            FACSIMILE (949) 725-4100

                              SAN FRANCISCO OFFICE
                        44 MONTGOMERY STREET, SUITE 2950
                         SAN FRANCISCO, CALIFORNIA 94104
                            TELEPHONE (415) 283-2240
                            FACSIMILE (415) 283-2255

                              SANTA BARBARA OFFICE
                                302 OLIVE STREET
                         SANTA BARBARA, CALIFORNIA 93101
                            TELEPHONE (805) 564-0065
                            FACSIMILE (805) 564-1044


                               September 26, 2000

Quest Software, Inc.
8001 Irvine Center Drive
Irvine, California  92618

         Re: Registration Statement on Form S-3

Ladies and Gentlemen:

         At your request, we have examined the form of Registration Statement on Form S-3 (the "Registration Statement"), to be filed by Quest Software, Inc., a California corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933 for resale of an aggregate of up to 4,225,912 shares (the "Shares") of Common Stock, no par value, of the Company (the "Common Stock"). The Shares may be sold from time to time for the account of the Selling Shareholders, as defined in the Registration Statement.

         We have examined the proceedings heretofore taken and are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization, issuance and sale of the securities referred to above.

         Based on the foregoing, and assuming that the full consideration for each Share has been received by the Company, it is our opinion that the Shares have been, or will be when issued in exchange for shares of the Company's Canadian subsidiaries, as described in the Registration Statement, validly issued and outstanding, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus which is part of the Registration Statement.


                                            Very truly yours,

                                            /s/ STRADLING YOCCA CARLSON & RAUTH
                                            -----------------------------------
                                            STRADLING YOCCA CARLSON & RAUTH